Exhibit 10.44

Amendment to the

Koppers Holdings Inc. Benefit Restoration Plan

WHEREAS, Koppers Holdings Inc. (the “Company”) sponsors the Koppers Holding Inc. Benefit Restoration Plan (the “Plan”) for the benefit of certain key employees;

WHEREAS, the Company has reserved the right to amend the Plan in Section 7.1 of the Plan; and

WHEREAS, the Company wishes to amend the Plan to provide that an employee will not be eligible to participate in the Plan unless the employee is eligible to receive a contribution greater than or equal to $250 for the initial plan year in which s/he would become a participant.

NOW, THEREFORE, BE IT

RESOLVED, that the Plan shall be and hereby is amended, effective January 1, 2020, as follows:

1.Section 2.13 (Eligible Employee) is hereby amended by adding a new sentence to the end thereof to read as follows:

“Notwithstanding anything in the Plan to the contrary, an Employee who was not previously a Participant shall not become an Eligible Employee until the Plan Year in which the Company Contribution that would be credited to the Employee under the terms of the Plan for that Plan Year would be greater than or equal to $250.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted, effective as of the date set forth above.

KOPPERS HOLDINGS INC.

By: _/s/ Daniel R. Groves____________________

Title: Vice President, Culture and Engagement___

ATTEST: __Shirley Chabalie_________________

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